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                                                                  Exhibit 9(pp)

                         THE BNY HAMILTON FUNDS, INC.
                                 AMENDMENT TO
                        RULE 18F-3 MULTIPLE CLASS PLAN

   WHEREAS, BNY Hamilton Funds, Inc. (the "Corporation") desires to add additional classes of shares, in respect of the BNY Hamilton 100% U.S. Treasury Securities Money Fund series and the BNY Hamilton U.S. Government Money Fund series of the Corporation, to the Amended and Restated Rule 18f-3 Multiple Class Plan of each series of the Corporation that was adopted on September 21, 2005 (the "Plan") under Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), and to reflect the deletion of three series of the Corporation; and

   WHEREAS, the Directors of the Corporation, including a majority of the Independent Directors, as defined in Section 6 of the Plan, have determined that the following Amendment to the Plan is in the best interests of each class individually and the Corporation as a whole.

   NOW, THEREFORE, the Corporation hereby adopts this Amendment to the Plan, in accordance with Rule 18f-3 under the 1940 Act, on the following terms and conditions:

1. Amendment to Preamble.

   The fourth clause of the preamble is hereby deleted and replaced with the following:

      "WHEREAS, shares of beneficial interest of the Corporation are currently divided into a number of separate series (the "Funds"), including the BNY Hamilton Money Fund, the BNY Hamilton Treasury Money Fund, the BNY Hamilton 100% U.S. Treasury Securities Money Fund, the BNY Hamilton U.S. Government Money Fund and the BNY Hamilton New York Tax-Exempt Money Fund (collectively, the "Money Market Funds"); the BNY Hamilton Multi-Cap Equity Fund, the BNY Hamilton Large Cap Equity Fund, the BNY Hamilton Large Cap Growth Fund, the BNY Hamilton Large Cap Value Fund, the BNY Hamilton Small Cap Growth Fund, the BNY Hamilton Small Cap Core Equity Fund and the BNY Hamilton International Equity Fund (collectively, the "Equity Funds"); the BNY Hamilton Intermediate Government Fund, the BNY Hamilton Intermediate Investment Grade Fund and the BNY Hamilton High Yield Fund (collectively, the "Fixed Income Funds"); the BNY Hamilton Intermediate New York Tax-Exempt Fund and the BNY Hamilton Intermediate Tax-Exempt Fund (collectively, the "Tax-Exempt Funds"); the BNY Hamilton Enhanced Income Fund (the "Enhanced Income Fund"); the BNY Hamilton S&P 500 Index Fund and the BNY Hamilton U.S. Bond Market Index Fund (collectively, the "Index Funds"); and the BNY Hamilton Municipal Enhanced Yield Fund;"

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2. Amendment to Section 1 of the Plan.

   Between the first sentence and the second sentence of Section 1 of the Plan, the following sentence is hereby inserted:

    ". Each of the BNY Hamilton 100% U.S. Treasury Securities Money Fund and the BNY Hamilton U.S. Government Money Fund issues its shares of beneficial interest in five classes: "Institutional Shares", "Hamilton Shares", "Agency Shares", "Premier Shares" and "Classic Shares"."

   The following sentence is hereby deleted from Section 1 of the Plan:

    ". Each of the CRT Funds issues its shares of beneficial interest in one class."

3. Amendment to Section 2 of the Plan.

   The second sentence of Section 2(a) of the Plan is hereby deleted and replaced with the following sentence:

       "Hamilton Shares of each of the BNY Hamilton Money Fund, the BNY Hamilton Treasury Money Fund, the BNY Hamilton 100% U.S. Treasury Securities Money Fund and the BNY Hamilton U.S. Government Money Fund shall pay a fee for shareholder services in such amount as is disclosed in the prospectus of the Fund applicable to Hamilton Shares."

4. No Other Effect on Plan.

   Except as expressly modified by this Amendment, the Plan shall remain in full force and effect.

5. Effectiveness of Amendment.

   This Amendment shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Corporation and (b) the Independent Directors.

6. Material Modification.

   The Plan as amended by this Amendment may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 9 of the Plan.

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7. Defined Terms.

   Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Plan.

   IN WITNESS WHEREOF, the Corporation, on behalf of the Funds, has adopted this Amendment to the Plan as of the 19th day of September 2006, to be effective September 30, 2006.

                                           THE BNY HAMILTON FUNDS, INC.

                                           By:    Kevin J. Bannon
                                                  ------------------------------
                                           Title: Chief Executive Officer

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